Exhibit 10.21

FIFTH AMENDMENT TO OFFICE LEASE
RiverPark Five, LLC/Cricut, Inc.
THIS AMENDMENT (this “Amendment”) is entered into as of the 16th day of December, 2024 (the “Effective Date”), between RIVERPARK FIVE, LLC, a Utah limited liability company (“Landlord”), and CRICUT, INC., a Delaware corporation (“Tenant”). (Landlord and Tenant are referred to in this Amendment collectively as the “Parties” and individually as a “Party.”)

FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which are acknowledged, the Parties agree as follows:
1.Definition—Lease. As used in this Amendment, “Lease” means the Office Lease, dated November 20, 2014, as amended by (a) the First Amendment to Office Lease, dated January 6, 2017, (b) the Expansion Date Certificate, dated September 20, 2017, (c) the Second Amendment to Office Lease, dated January 18, 2018, (d) the Amended and Restated Third Amendment to Office Lease, dated March 16, 2018, and (e) the Fourth Amendment to Office Lease, dated December 13, 2021, all entered into between Landlord, as landlord, and Tenant or the predecessor in interest to Tenant, as tenant, and, where applicable, as amended by this Amendment. Any term used in this Amendment that is capitalized but not defined shall have the same meaning as set forth in the Lease as amended by this Amendment. All references in the Lease to “this Lease” shall be deemed and construed to be references to the Lease as amended by this Amendment.

2.Purpose. The Parties have agreed to extend the Term in accordance with the terms and conditions set forth in this Amendment.
3.Lease Definitions. Effective as of, and for the period on and after, April 1, 2027, the following definitions in Paragraph 1 (Definitions) of the Lease are revised to read as follows:
1.2. “Basic Monthly Rent” means the following amounts per calendar month for the periods indicated based on 127,012 rentable square feet, which amounts are subject to adjustment as set forth in the definition of “Premises”:

Periods	Basic Monthly Rent	Annual Cost Per Rentable Square Foot
April 1, 2027 through August 31, 2027, inclusive	$95,259.00 per month	$9.00
September 1, 2027 through December 31, 2027, inclusive	$322,398.79 per month	$30.46
January 1, 2028 through December 31, 2028, inclusive	$330,442.89 per month	$31.22
January 1, 2029 through May 31, 2029, inclusive	$338,698.67 per month	$32.00
* * * * *

1.5.    “Expiration Date” means May 31, 2029.
4.Option to Extend. Tenant shall have the option to extend the Term as extended by this Amendment for one (1) additional period of five (5) years, provided that Tenant gives Landlord written notice of the exercise of such option on or before November 30, 2028, and that at the time such notice is given and on the commencement of the extension term, the Lease is in full force and effect, and Tenant is not in default under the Lease beyond the expiration of any applicable notice and cure period given to Tenant in the Lease. Such extension term shall commence at 12:01 a.m. on June 1, 2029. During such extension term, all provisions of the Lease shall apply, except for any provision relating to the improvement of the Premises by Landlord or at Landlord’s expense, and except that the amount of the Basic Monthly Rent for such extension term shall be negotiated and determined by agreement between the Parties, and shall be the then-market rent for premises in the RiverPark Corporate Center (the “Project”) based on comparable lease transactions within the Project. If the Parties are able to agree on the amount of the Basic Monthly Rent for such extension term within thirty (30) days after receipt by Landlord of Tenant’s notice of extension, the Parties shall promptly enter into another amendment to the Lease reflecting the new Basic Monthly Rent and the new Expiration Date of the Lease. If the Parties, after exercising reasonable, good faith efforts, are unable to agree on the amount of the Basic Monthly Rent for such extension term within such thirty (30)-day period, such option to extend shall terminate and be of no further force or effect. (For clarity, the option to extend set forth in Paragraph 1 of the Rider to Office Lease attached to the Lease is deleted, being replaced by the foregoing option to

Exhibit 10.21
extend.)
5.Enforceability. Each Party represents and warrants that: such Party was duly formed and is validly existing and in good standing under the laws of the state of its formation; such Party has the requisite power and authority under applicable law and its governing documents to execute, deliver and perform its obligations under this Amendment; the individual executing this Amendment on behalf of such Party has full power and authority under such Party’s governing documents to execute and deliver this Amendment in the name of, and on behalf of, such Party and to cause such Party to perform its obligations under this Amendment; this Amendment has been duly authorized, executed and delivered by such Party; and this Amendment is the legal, valid and binding obligation of such Party, and is enforceable against such Party in accordance with its terms.
6.Brokerage Commissions. Except as may be set forth in one or more separate agreements between Landlord and Landlord’s broker, or Landlord or Landlord’s broker and Tenant’s broker, each Party represents and warrants to the other Part y that no claim exists for a brokerage commission, finder’s fee or similar fee in connection with this Amendment based on any agreement made by such representing Party. Each Party shall indemnify, defend and hold harmless the other Party from and against any claim for a brokerage commission, finder’s fee or similar fee in connection with this Amendment based on an actual or alleged agreement made by such indemnifying Party.
7.Entire Agreement. The Lease, as amended by this Amendment, exclusively encompasses the entire agreement of the Parties, and supersedes all previous negotiations, understandings and agreements between the Parties, whether oral or written, including, without limitation, any oral discussions, letters of intent and email correspondence. The Parties have not relied on any representation, understanding, information, discussion, assertion, guarantee, warranty, collateral contract or other assurance (including, without limitation, one relating to square footage) made by or on behalf of the other Party or any other person whatsoever (including, without limitation, any real estate broker or agent) that is not set forth in this Amendment, and the Parties waive all rights and remedies, at law or in equity, arising or that may arise as the result of a Party’s reliance thereon.
8.Electronic Mail or Electronic Signatures. Signatures to this Amendment transmitted by electronic mail shall be valid and effective to bind the Party so signing, and each Party shall be bound by its own electronically mailed signature and shall accept the electronically mailed signature of the other Party. The execution of this Amendment may occur by electronic signature utilizing DocuSign or any other technology, and any electronic signature (meaning any electronic symbol, designation or process), whether digital or encrypted, used by either Party shall authenticate this Amendment and have the same force and effect as a manual signature.
9.General Provisions. In the event of any conflict between the provisions of the Lease and the provisions of this Amendment, the provisions of this Amendment shall control. Except as set forth in this Amendment, the Lease (which, by definition, includes all previous amendments) is ratified and affirmed in its entirety. This Amendment shall inure to the benefit of, and be binding on, the Parties and their respective successors and assigns. This Amendment shall be governed by, and construed and interpreted in accordance with, the laws (excluding the choice of laws rules) of the state of Utah. This Amendment may be executed in any number of duplicate originals or counterparts, each of which when so executed shall constitute in the aggregate but one and the same document. Signature pages may be detached from the counterparts and attached to a single copy of this Amendment to physically form one document.
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Exhibit 10.21

THE PARTIES have executed this Amendment below, to be effective as of the Effective Date.

LANDLORD:

RIVERPARK FIVE, LLC,
a Utah limited liability company, by its Manager:
RIVERPARK HOLDINGS, LLC,
a Utah limited liability company

By: /s/ David S. Layton, Manager

TENANT:
CRICUT, INC.,
a Delaware corporation

By: /s/ Don Olsen, EVP & General Counsel